Exhibit 99.1

Oshkosh Truck Not Selected for U.K. Ministry of Defence’s Support Vehicle Program

OSHKOSH, Wis., Oct 12, 2004 (BUSINESS WIRE) — Oshkosh Truck Corporation (NYSE:OSK) announced today that the U.K. Ministry of Defence (MoD) has selected MAN as the preferred bidder for the Support Vehicle Program. The MoD indicates that the ultimate contract will cover more than 5,000 vehicles as well as whole-life support for 20 years plus options for additional vehicles. The order value is expected to be approximately GBP 1.1 billion for initial vehicle acquisition. Deliveries are scheduled to begin in late 2007.

“Oshkosh Truck and its employees invested all the necessary effort and resources to pursue this major program. It has been a hard-fought competition and our employees should be proud of their work. We submitted a superior proposal in terms of vehicle performance, value for money, whole-life support and more than 90% U.K. industrial participation. Oshkosh military trucks have been battle tested in Iraq, Afghanistan and Bosnia and have proven to provide awesome off-road mobility, reliability and overall performance,” said Robert G. Bohn, Oshkosh’s chairman, president and chief executive officer.

This contract would have created at least 600 jobs over the life of the program at Oshkosh’s facility in Llantrisant, South Wales, at ABRO and throughout its supplier base.

“The loss of this program is certainly disappointing, but this was one of many opportunities that Oshkosh has been focused on to grow our business, both organically and through acquisitions. We will continue to offer exceptional support to the U.K. MoD on the two defense programs that we are currently fulfilling — the U.K. HET and U.K. Wheeled Tanker programs. As a company, we remain focused on providing the best equipment and service to our military and commercial customers worldwide and will continue to aggressively develop other business opportunities,” continued Bohn.

On the Support Vehicle bid, Oshkosh again partnered with ABRO, DSDA and King Trailers Ltd. ABRO, based in Warminster, Wiltshire, would have manufactured the cargo bodies, installed ancillary equipment, performed final test and delivery functions, and provided through-life maintenance support. DSDA was selected to provide spare parts storage and shipping services. King Trailers Ltd. of Market Harborough, Leicestershire, would have built the Recovery Trailers.

“Loss of this program not only affects Oshkosh, but also our exceptional partners for this program,” explained Bohn.

Oshkosh will comment further on the loss of this program in its earnings conference call scheduled for October 28, 2004.

Oshkosh Truck Corporation (NYSE:OSK) is a leading manufacturer of specialty trucks and truck bodies for the fire and emergency, defense, concrete placement and refuse hauling markets. Products are marketed under the Oshkosh(R), Pierce(R), McNeilus(R), Geesink, Norba, Jerr-Dan(R), BAI and Medtec(R) brand names. The company is headquartered in Oshkosh, Wis., and had annual sales of $1.9 billion in fiscal 2003.

For more information about Oshkosh Truck Corporation, log onto the company web site at www.oshkoshtruckcorporation.com.

Forward-Looking Statements

This press release contains statements that the company believes are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital spending and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as the company “expects,” “intends,” “estimates,” “anticipates,” or “believes” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the company’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, without limitation, risks related to reductions in government expenditures, the uncertainty of government contracts, risks related to the Company’s acquisition strategy including identifying and evaluating acquisition candidates and integrating acquired businesses, and the possibility that expected synergies and other cost savings will not be achieved nor future plans realized. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission.

Oshkosh Truck Corporation
Investors:
Charlie Szews, 920-233-9332
Or
Media:
Kirsten Skyba, 920-233-9621